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                                                                     Exhibit 2




                            ODYSSEY FINANCIAL COMPANY
                             20 East Sunrise Highway
                             Valley Stream, NY 11581



                                                                    May 23, 1996



Joseph Vogel Revocable Trust
c/o Joan Vogel
425-B Oser Avenue
Hauppauge, New York 11788

Attention:  Joan Vogel, Trustee

                     Re:       COIN BILL VALIDATOR, INC. (THE "COMPANY')
                               -----------------------------------------
Gentlemen:

          1. The undersigned is hereby purchasing from the Joseph Vogel Revocable Trust (the "Trust") 200,000 shares of Common Stock of the Company, par value $.01 per share (the "Shares"), at a purchase price of $5.10 per share. Concurrently herewith, the undersigned is delivering to the Trust a check in the amount of $1,020,000 as payment in full for the Shares.

          2. The Trust is hereby selling, assigning and transferring the Shares to the undersigned and is delivering stock certificates representing the Shares, duly endorsed for transfer.

          3. The Trust represents and warrants that it owns the shares of record solely for the benefit of the Trust beneficiaries, free and clear of any liens, encumbrances, claims or adverse interests and that upon payment therefor, the undersigned will be the owner of the Shares, free and clear of all liens, claims, encumbrances and adverse interests.

          4. The undersigned represents and warrants to the Trust that the undersigned is acquiring the Shares for the undersigned's own account for investment and not with a view toward the resale or redistribution thereof, and the undersigned does not now have any reason to anticipate any change in the undersigned's circumstances or any other particular occasion or event that would cause the undersigned to be required to sell any of the undersigned's Shares.



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Joseph Vogel Revocable Trust
May 31, 1996
Page 2


          5. The undersigned understands the meaning and legal consequences of the representations and warranties contained herein and shall indemnify and hold harmless the Company and the Trust from and against any and all loss, damage or liability due to or arising out of a breach of any representation or warranty of the undersigned contained in this Agreement.

          6. The undersigned understands that (a) none of the Shares have been registered under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of certain states in reliance on specific exemptions from registration thereunder, (b) no securities administrator or any state or federal government has made any finding or determination relating to the fairness for investment in the Shares, and (c) no securities administrator of any state or the federal government has nor will recommend or endorse any offering of the Shares.

          7. The undersigned understands that (a) because neither the offer nor sale of the Shares has been registered under the Securities Act or the securities laws of certain states, the Shares may not be sold, assigned, pledged or otherwise disposed of unless they are so registered or an exemption from such registration is available, and (b) it may not be possible for the undersigned to liquidate any investment in the Shares in an emergency or otherwise.

          8. Each party shall promptly execute, deliver, file or record such agreements, instruments, certificates and other documents and perform such other and further acts as the other party hereto may reasonably request or necessary to consummate and perfect the transactions contemplated hereby.

          9. All representations and warranties set forth above or in any other written statement or document delivered by the undersigned in connection with the transactions contemplated hereby shall be true and correct in all respects on and as of the date hereof and shall survive the date hereof.




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Joseph Vogel Revocable Trust
May 31, 1996
Page 3


                      Kindly confirm our agreements below.

                               Very truly yours,

                                        ODYSSEY FINANCIAL COMPANY



                                            By: /S/ STEPHEN KATZ
                                                -----------------------------
                                                Stephen Katz, General Partner

AGREED:

JOSEPH VOGEL REVOCABLE TRUST

By:        /S/ JOAN VOGEL
    --------------------------
           Joan Vogel, Trustee


By:        /S/  MURRAY SILVER
    --------------------------
           Murray Silver, Trustee